Exhibit 24.1

POWER OF ATTORNEY

The undersigned officers and directors of The TJX Companies, Inc. hereby severally constitute and appoint Ernie Herrman, Scott Goldenberg, Ann McCauley and Mary B. Reynolds and each of them singly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements on Form S-3 and any and all amendments (including post-effective amendments) and exhibits thereto with respect to debt securities of the registrant, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered thereby, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/s/ Ernie Herrman Ernie Herrman, Chief Executive Officer and President, and Director (Principal Executive Officer)	August 26, 2016

/s/ Scott Goldenberg Scott Goldenberg, Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2016

/s/ Zein Abdalla Zein Abdalla, Director	August 25, 2016

/s/ Jose B. Alvarez José B. Alvarez, Director	August 25, 2016

/s/ Alan M. Bennett Alan M. Bennett, Director	August 26, 2016

/s/ David T. Ching David T. Ching, Director	August 25, 2016

/s/ Michael F. Hines Michael F. Hines, Director	August 25, 2016

/s/ Amy B. Lane Amy B. Lane, Director	August 25, 2016

/s/ Carol Meyrowitz Carol Meyrowitz, Executive Chairman of the Board of Directors	August 25, 2016

/s/ John F. O’Brien John F. O’Brien, Director	August 25, 2016

/s/ Willow B. Shire Willow B. Shire, Director	August 25, 2016